EXHIBIT 23



                 Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-20774, 33-22136, 33-40561, 33-41671, 33-58701
and 33-72328) of Structural Dynamics Research Corporation of our report dated January 30, 1996 appearing in Item 8 of this Form 10-K/A.


Price Waterhouse LLP
Cincinnati, Ohio
May 10, 1996